UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2016

Live Ventures Incorporated

(Exact name of registrant as specified in its charter)

Nevada	001-33937	85-0206668
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

325 E. Warm Springs Road, Suite 102

Las Vegas, Nevada 89119

(Address of principal executive office, including zip code)

(702) 939-0231

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On November 3, 2016 (the “Closing Date”), Live Ventures Incorporated (“Live Ventures”), through its newly formed, wholly-owned subsidiary, Vintage Stock Affiliated Holdings LLC (“VSAH”), entered into a series of agreements in connection with its purchase of Vintage Stock, Inc., a Missouri corporation (“Vintage Stock”). The purchase and financing transactions were, in the aggregate, valued at approximately $60 million. The purchase was effectuated between VSAH and the shareholders of Vintage Stock, with VSAH acquiring 100% of the outstanding capital stock of Vintage Stock. In connection with the purchase and finance transactions, various persons and entities entered into a series of agreements (each of which is dated the Closing Date, with funding initiated on the Closing Date and concluded on November 4, 2016), certain of which are listed below:

•	Stock Purchase Agreement (the “SPA”) among VSAH, Vintage Stock, the trustees of the five trusts (the “Trusts”) that held all of the outstanding capital stock Vintage Stock, and the trustees of three of the Trusts, Rodney Spriggs, Kenneth Caviness, and Steven Wilcox acting in their respective individual capacities (the trustees and such three individuals, collectively, the “Sellers”), and Rodney Spriggs, in his capacity as the representative of the Sellers for certain purposes of the SPA (the “Sellers’ Representative”);

•	Subordinated Promissory Note by VSAH payable to certain Sellers, in an aggregate principal amount of $10,000,000 (the “Subordinated Acquisition Note”);

•	Employment Agreement between Vintage Stock and Rodney Spriggs;

•	Stock Option Agreement between Live Ventures and Rodney Spriggs with a five-year installment vesting term;

•	Employment Agreement between Vintage Stock and Steve Wilcox;

•	Loan Agreement (the “Revolving Loan Agreement”) between Vintage Stock (the “Revolving Loan Borrower”) and Texas Capital Bank, National Association, as the Lender thereunder (the “Revolving Loan Lender”);

•	Security Agreement by the Revolving Loan Borrower in favor of the Revolving Loan Lender;

•	Term Loan Agreement (the “Term Loan Agreement”) among VSAH and Vintage Stock (VSAH and Vintage Stock, together, the “Term Loan Borrowers”), the Lenders under and as defined in the Term Loan Agreement (the “Term Loan Lenders”), Capitala Private Credit Fund V, L.P., in its capacity as lead arranger, and Wilmington Trust, National Association, as administrative and collateral agent on behalf of the Term Loan Lenders (the “Term Loan Administrative Agent”); and

•	Security and Pledge Agreement among the Term Loan Borrowers and the Term Loan Administrative Agent for the Secured Parties (as defined in the Term Loan Agreement).

The purchase price for the capital stock of Vintage Stock was approximately $58 million. The purchase price and related transaction expenses of approximately $2 million were paid through a combination of (a) debt financing that was provided by (i) the Revolving Loan Lender under the Revolving Loan Agreement in the amount of approximately $12 million and (ii) the Term Loan Lenders under the Term Loan Agreement in the aggregate amount of $30 million, (b) the Subordinated Acquisition Note in the amount of $10 million, and (c) capital provided by Live Ventures in the amount of $8 million. In connection with operations of Vintage Stock after the closing of the purchase transaction, Vintage Stock may borrow up to an additional approximately $8 million under the Revolving Loan Agreement (based on availability and eligibility under the Revolving Loan Agreement).

2

The term loans under the Term Loan Agreement bear interest at either a LIBO rate (as described below) or base rate, plus an applicable margin in each case. In their loan notice to the Term Loan Administrative Agent, the Term Loan Borrowers selected the LIBO rate for the initial term loans made under the Term Loan Agreement on the Closing Date.

The interest rate for LIBO rate loans under the Term Loan Agreement is equal to the sum of (a) the greater of (i) a rate per annum equal to (A) the offered rate for deposits in United States Dollars for the applicable interest period and for the amount of the applicable loan that is a LIBOR loan that appears on Bloomberg ICE LIBOR Screen (or any successor thereto) that displays an average ICE Benchmark Administration Limited Interest Settlement Rate for deposits in United States Dollars (for delivery on the first day of such interest period) with a term equivalent to such interest period, determined as of approximately 11:00 a.m. (London time) two business days prior to the first day of such interest period, divided by (B) the sum of one minus the daily average during such interest period of the aggregate maximum reserve requirement (expressed as a decimal) then imposed under Regulation D of the FRB for “Eurocurrency Liabilities” (as defined therein), and (ii) 0.50% per annum, plus (b) the sum of (i) 12.50% per annum in cash pay plus (ii) 3.00% per annum payable in kind by compounding such interest to the principal amount of the obligations under the Term Loan Agreement on each interest payment date.

The interest rate for base rate loans under the Term Loan Agreement is equal to the sum of (a) the highest of (with a minimum of 1.50%) (i) the federal funds rate plus 0.50%, (ii) the prime rate, and (iii) the LIBO rate plus 1.00%, plus (b) the sum of (i) 11.50% per annum payable in cash plus (ii) 3.00% per annum payable in kind by compounding such interest to the principal amount of the obligations under the Term Loan Agreement on each interest payment date.

The payment obligations under the Term Loan Agreement include (i) monthly payments of interest and (ii) principal installment payments in an amount equal to $725,000 due on March 31, June 30, September 30, and December 31 of each year, with the first such payment due on December 31, 2016. The outstanding principal amounts of the term loans and all accrued interest thereon under the Term Loan Agreement are due and payable in November 2021.

The Term Loan Borrowers may prepay the term loans under the Term Loan Agreement from time to time, subject to the payment (with certain exceptions described below) of a prepayment premium of: (i) an amount equal to 2.0% of the principal amount of the term loan prepaid if prepaid during the period of time from and after the Closing Date up to the first anniversary of the Closing Date; (ii) 1.0% of the principal amount of the term loan prepaid if prepaid during the period of time from and after the first anniversary of the Closing Date up to the second anniversary of the Closing Date; and (iii) zero if prepaid from and after the second anniversary of the Closing Date.

The Term Loan Borrowers may make the following prepayments of the term loans under Term Loan Agreement without being required to pay any prepayment premium:

(i)	an amount not to exceed $3 million of the term loans;

(ii)	in addition to any amount prepaid in respect of item (i), an additional amount not to exceed $1.45 million, but only if that additional amount is paid prior to the first anniversary of the Closing Date; and

(iii)	in addition to any amount prepaid in respect of item (i), an additional amount not to exceed the difference between $2.9 million and any amount prepaid in respect of item (ii), but only if that additional amount is paid from and after the first anniversary of the Closing Date but prior to the second anniversary of the Closing Date.

There are also various mandatory prepayment triggers under the Term Loan Agreement, including in respect of excess cash flow, dispositions, equity and debt issuances, extraordinary receipts, equity contributions, change in control, and failure to obtain required landlord consents.

The revolving loans under the Revolving Loan Agreement bear interest at a varying rate of interest, which is the LIBOR rate plus 2.75%. The LIBOR rate under the Revolving Loan Agreement is equal to the one-month LIBOR rate for deposits in United States Dollars that appears on Thomson Reuters British Bankers Association LIBOR Rates Page (or the successor thereto) as of 11:00 a.m., London, England time, on the applicable determination date.

3

The payment obligations under the Revolving Loan Agreement include monthly payments of interest and all outstanding principal and accrued interest thereon due in November 2020, which is when the revolving loan availability under the Revolving Loan Agreement terminates.

The Revolving Loan Agreement contains certain mandatory prepayment triggers that are customarily required for similar financings.

Each of the Term Loan Agreement and the Revolving Loan Agreement contains certain representations and warranties, certain affirmative covenants, certain negative covenants, certain financial covenants, and certain conditions that are customarily required for similar financings.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth herein is incorporated in full from the information disclosed in Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth herein is incorporated in full from the information disclosed in Item 1.01.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure

On November 7, 2016, Live Ventures issued a press release announcing the acquisition of Vintage Stock. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01 Exhibits

(a) Financial Statements of Business Acquired.

The financial statements required by this Item are not being filed herewith. The audited financial statements required by this Item will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item is not being filed herewith. Such information required by this Item will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits

99.1	Press release of Live Ventures, dated November 7, 2016.

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

LIVE VENTURES INCORPORATED

Dated: November 9, 2016	By:	/s/ Jon Isaac
Jon Isaac, Chief Executive Officer and President

5